UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2008

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following amends and restates the information provided in the Level 3 Communications, Inc. Form 8-K filed with the Securities and Exchange Commission on October 15, 2008.

Item 3.02.  Unregistered Sales of Equity Securities

On October 8, 2008, Level 3 Communications, Inc. (the “registrant”) entered into an exchange agreement with an institutional holder of certain of the registrant’s convertible debt securities.  Pursuant to the exchange agreement, the registrant issued an aggregate of 31,719,644 shares of the registrant’s common stock, par value $.01 per share, in exchange for the following convertible debt securities of the registrant in the aggregate principal amounts indicated:

•                  2.875% Convertible Senior Notes due 2010     $4,209,000;

•                  10% Convertible Senior Notes due 2011          $47,200,000;

•                  5.25% Convertible Senior Notes due 2011       $15,195,000; and

•                  3.5% Convertible Senior Notes due 2012         $9,025,000.

The registrant also paid aggregate accrued and unpaid interest of $2,468,976 on the exchanged convertible debt securities from the applicable last interest payment date until, but not including, the closing date of the exchange transaction (which occurred on October 10, 2008).  The shares of common stock issued in this transaction were issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

On October 13, 2008, the registrant entered into two exchange agreements with institutional holders of the registrant’s 6% Convertible Subordinated Notes due 2009.  Pursuant to these exchange agreements, the registrant issued an aggregate of 10,125,283 shares of the registrant’s common stock, par value $.01 per share, in exchange for an aggregate of $17,572,000 aggregate principal amount of the registrant’s 6% Convertible Subordinated Notes due 2009.  The registrant also paid aggregate accrued and unpaid interest of $84,931 on the 6% Convertible Subordinated Notes due 2009 from the last interest payment date until, but not including, the closing date of these exchange transactions (which occurred on October 14, 2008).  The shares of common stock issued in these transactions were issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

As of October 14, 2008, there were 1,604,595,474 shares of the registrant’s common stock, par value $.01 per share issued and outstanding.

On October 14, 2008, the registrant entered into three exchange agreements with affiliated institutional holders of the registrant’s 2.875% Convertible Senior Notes due 2010.  Pursuant to these exchange agreements, the registrant expects to issue an aggregate of 5,776,398 shares of the registrant’s common stock, par value $.01 per share, in exchange for an aggregate of $15,000,000 aggregate principal amount of the registrant’s 2.875% Convertible Senior Notes due 2010.  The registrant also expects to pay aggregate accrued and unpaid interest of approximately $114,000 on the 2.875% Convertible Senior Notes due 2010 from the last interest payment date until, but not including, the anticipated closing date of these exchange transactions.  The shares of common stock to be issued in these transactions are to be issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: October 15, 2008